                                   EXHIBIT 1

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
          Name              Residence or Business        Present       Name and Address of Employer   Principal Business
                                  Address              Occupation                                        of Employer
George C. J. Bigar,        3906 Buena Vista #20     Investor
Executor                   Dallas, TX

Kay E. Anderson            683 W. 925 S.            Investor
                           Orem, UT

Joel C. Barlow             1235 Cedar Ave.          Retired
                           Provo, UT

Warren J. Becker           40 Centre Street         Physician          Same as column 2               Physician
                           Brook Line, MA

Susan Ryser Bennett        14280 W. 9/th/ St.       Investor
                           Zion, IL

Timothy and                P.O. Box 812             Investors
Christopher Bennett        Lake Forest, IL

Otto A. and Doris J.       61 Cobblestone Drive     General Manager    Nandorf, Inc.                  Retail
Bonomo                     Crete, IL                                   4301 Midlothian Turnpike
                                                                       Crestwood, IL
Robert J. Bushelle         49 Braeburn Lane         None
                           Barrington, IL

Michael F. Cavotta         7855 Division Dr.        Executive          PCI
                           Mentor, OH                                  Same as column 2

Richard D. Corley          1101 Main Street         Surgeon            Same as column 2               Physician
                           Peoria, IL
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
Elliott E. and Laura S.    913 Wesley Ave.          Professor &        Same as column 2               Education
Dudnik                     Evanston, IL             Architect                                         Public Library
                                                    Librarian

Robert E. Duke             111 South Wilshire       Business Owner     Fire Control, Inc.             Sprinkler Systems
                           Arlington Heights, IL                       255 Alderman
                                                                       Wheeling, IL

William David Elliott      1601 Elm Street          Attorney           Same as column 2               Law Practice
                           Suite 3700
                           Dallas, TX

Samuel Michael Fodale      5820 E. Nevada           Executive          Central Maintenance            Maintenance
                           Detroit, MI                                 Services, Inc.                 services
                                                                       Same as column 2

Yogesh Krishna Garg and    P.O. Box 100             Executive          DynaPlas, Inc.                 Plastics
Shila Garg                 Holmesville, OH                             Same as column 2


John B. Gove               101 Pleasant Street      Executive          Commonwealth Retirement        Sale and service
                           Suite 109                                   Services                       of corporate pension
                           Worcester, MA                               Same as column 2               plans

L. Richard Fried, Jr.      841 Bishop Street        Attorney           Same as column 2               Law practice
                           Honolulu, HI

Richard D. Hornidge,       9 Barrington Dr.         None
Jr.                        Andover, MA

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
William Ezra Kay           #8 Pepper Creek Dr.      Physician          Westside Industrial Clinic     Physician
                           Pepper Pike, OH                             2012 West 25/th/ St.
                                                                       Cleveland, OH

Daria M. Kolman            5011 Corkwood Dr.        Reading            Cleveland Board of Education   Education
                                                    Specialist

Jeffrey A. Kolt            33840 Aurora Road        Attorney           Same as column 2               Law practice
                           Solon, OH


Richard A. Kwak            3543 Avenida Amorosa     Investor           Same as column 2
                           Escondido, CA

Lawrence Lake              3220 Fox Hollow          Manufacturers      Same as column 2               Manufacturers
                           Drive                    Representative                                    Representative
                           Pepper Pike, OH

Lewis Bennett Mindlin      614 Superior Ave. W.     Attorney           Same as column 2               Law practice
                           15/th/ Floor
                           Cleveland, OH

Rev. Edmund S.             82 Akron Street          Priest             Same as column 2               Church
Nadolny                    Meriden, CT
Good News Fund

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
William F. O'Keefe         426 Hazard Ave.          Priest, Mngmnt     Same as column 2               Church
                           Enfield, CT              Consultant,
                                                    Ntl Director of
                                                    Catholic Digest
                                                    School Plan

Paul R. Olsen              P.O. Box 685             Dentist            325 West Center St.            Dentistry
                           Salem, UT                                   Spanish Fork, UT

Robert G. Ralston          62 Whitehead Road        Executive Benefit  Same as column 2               Executive Benefit
                           Cohasset, MA             Planning Services                                 Planning Services

Frank Joseph Rowan         20222 Gulf Blvd.         Stockbroker        Smith Barney, Inc.             Broker-Dealer
                           Indian Shores, FL                           311 Park Place #100
                                                                       Clearwater, FL

James J. Rowan             3839 4/th/ Street North  Attorney           Same as column 2               Law practice
                           Suite 390
                           St. Petersburg, FL

Elsie Ryser                                         None


Lynnette Sequeira          6960 Norvale Circle      None
                           West
                           Gates Mills, OH

John H. Smith              6 Willett Pond Drive     Business Owner     AM-PM Cleaning Company         Cleaning
                           Westwood, MA                                Westwood, MA

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

Elsie F. Strauss           6566 Gates Mills Blvd.   None
                           Mayfield Heights, OH

Sheldon Strauss            26300 Euclid Ave.        Executive          Medical Care Group             Medical Care
                           Suite 102                                   Euclid, OH
                           Euclid, OH

Alfred Van DeVanter        1050 E. 700 N.           Retired
                           American Fork, UT

Joseph Weinberg            30 Galesi Drive          Stockbroker        Josephthal Lyon & Ross, Inc.   Broker-Dealer
                           Wayne, NJ                                   Same as column 2

Sherry Wieder,             6566 Gates Mills Blvd.
Trustee                    Mayfield Heights, OH
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